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                                                                    EXHIBIT 10.6
                                PROMISSORY NOTE


$73,000,000                                                        March 6, 1998


     FOR VALUE RECEIVED, the undersigned, UNIGRAPHICS SOLUTIONS INC., a Delaware corporation ("Maker"), promises to pay to the order of ELECTRONIC DATA SYSTEMS CORPORATION, a Delaware corporation ("Payee"), at the offices of Payee at 5400 Legacy Drive, Plano, Texas 75024, the sum of Seventy Three Million Dollars ($73,000,000.00), together with interest on the unpaid principal balance from time to time remaining at a rate per annum equal to LIBID minus 0.50%. (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days). "LIBID" means the Official British Bankers' Association one month U.S. LIBID Fixings at 11:00 a.m. London time, as reported on Bloomberg. LIBID shall be determined monthly, on the first business day of each month, which rate shall be applicable for such month.

     All outstanding principal and interest shall be due and payable on March 6, 2001.

     Notwithstanding anything contained herein to the contrary, the outstanding principal of this Note shall not be due and payable until such time as Maker has an amount of surplus and/or net profits to pay such principal amount in accordance with the provisions of Section 170 of the Delaware General Corporation Law.

     Without notice or demand (which are hereby waived), the entire unpaid principal balance of and all accrued interest on this Note shall immediately become due and payable at the option of Payee upon the occurrence of any one or more of the following events of default: Maker shall (i) become insolvent within the meaning of the Bankruptcy Code of the United States, as amended, (ii) admit in writing its inability to pay or otherwise fail to pay its debts generally as they become due, (iii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or (iv) be made the subject of any proceeding provided for by any Debtor Relief Law that could suspend or otherwise affect any of the rights of Payee. As used herein, "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, as amended and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     Regardless of any provision contained in this Note, no holder of this Note shall ever be entitled to charge, receive, collect or apply, as interest on any amount owing hereunder, any amount in excess of the maximum rate of interest permitted to be charged by applicable law. In the event Payee or any other holder of this Note ever charges, receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal amount of this Note is paid in full, any remaining excess shall be paid to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum


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lawful rate, the Payee and any holder of this Note shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; and, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the entire term of this Note.

     The Maker of this Note shall be entitled to prepay all or any portion of accrued but unpaid interest or principal of this Note at anytime or from time to time.

     Notwithstanding anything contained herein to the contrary, the Payee of this Note shall be entitled at its option, to redeem this Note for all or a portion of the then outstanding principal and interest, such option to be exercised at anytime and/or from time to time before the stated maturity date.

     This is the Note referred to in the unanimous written consent of the Board of Directors of Maker dated March 6, 1998.

     If this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees incurred by the holder hereof on account of such collection, whether or not suit is filed.

     THE LAWS (INCLUDING THE CONFLICTS OF LAWS RULES) OF THE STATE OF DELAWARE SHALL GOVERN THE CONSTRUCTION, VALIDITY, ENFORCEMENT, AND INTERPRETATION HEREOF, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the 6th day of March, 1998.

                                        UNIGRAPHICS SOLUTIONS INC.


                                        By:  /s/ H. TIMOTHY HATFIELD
                                             ------------------------------
                                        Name:  H. Timothy Hatfield
                                        Title:   Vice President

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